UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 25, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on June 29, 2012, we entered into a Loan Agreement (the “Loan Agreement”) with Apollo Investment Corporation (“Apollo”), as Administrative Agent and Lender.  The Loan Agreement provides for a credit facility of up to $100 million (the “Apollo Credit Facility”) with an initial availability of $55 million. On February 7, 2013, we entered into Waiver and Amendment No. 4 (the “Amendment”). Section 1 of the Amendment required us to request the full $10 million of remaining availability under the Apollo Credit Facility's borrowing base by June 29, 2013 or pay a $2 million unused fee.

On April 17, 2013, we submitted a third borrowing request to Apollo to borrow the remaining $10 million. This request fulfills our obligation to request the remaining money and negates our obligation to pay the unused fee. We received the $10 million from Apollo on April 25, 2013.

Immediately following this additional borrowing, the total principal amount of the loans outstanding under the Apollo Loan Facility, including capitalized interest added to that principal amount as a part of the “PIK Election” as defined in the Loan Agreement, was $55,306,667.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date: April 26, 2013	By: /s/ Scott M. Boruff
Scott M. Boruff